Exhibit 10.2

THE GREENBRIER COMPANIES, INC.

2010 AMENDED AND RESTATED STOCK INCENTIVE PLAN

DIRECTOR RESTRICTED SHARE AGREEMENT

This Director Restricted Share Agreement (this “Agreement”) is made as of this 8th day of January, 2014 between The Greenbrier Companies, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”) under the Company’s 2010 Amended and Restated Stock Incentive Plan (the “Plan”).

SECTION 1. ACQUISITION OF SHARES.

(a) Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to transfer to the Participant                      shares of Common Stock of the Company (the “Shares”). The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b) Stock Plan and Defined Terms. The transfer of the Shares is subject to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not elsewhere defined have the meanings as defined in the Plan.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the issuance of Shares pursuant to this Agreement, the Participant, as a condition to the receipt of such Shares, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

(d) Vesting Conditions. The Shares shall vest in full subject to, and on date of the last to occur of, satisfaction of both of the vesting conditions described below:

(i) The shareholders of the Company approve an amendment to Section 6.1 of the Plan to increase the amount of the annual automatic award of restricted stock to non-employee directors from $80,000 in value of stock to $100,000 per year.

(ii) Participant continues to serve as a Director as of the date of the 2015 annual meeting of shareholders of the Company. If the Participant ceases to be a Director due to death, Disability, or because he or she is not re-elected to serve an additional term as a Director, any unvested Shares shall immediately become fully vested, provided the condition set forth in Subsection (i) above is satisfied. If the Participant ceases to be a Director by reason of removal or resignation as a member of the Board of Directors of the Company, any unvested Restricted Shares shall automatically be forfeited, deemed cancelled and restored to the status of authorized but unissued shares as of the date of such event and shall again be available for awards under the Plan.

SECTION 2. RESTRICTIONS ON TRANSFER.

(a) Restrictions on Transfer.

Director Restricted Share Agreement

(i) By accepting the Shares, the Participant agrees that, if at the time of any proposed resale of the Shares the resale of the Shares is not exempt from registration under the Securities Act the Securities Act of 1933, as amended (the “Securities Act”) or covered by an effective registration statement filed under the Securities Act, the Participant will enter into such representations, warranties and agreements as the Company may reasonably request to comply with the Securities Act or any other securities laws or with this Agreement.

(ii) The Participant shall not sell, transfer, assign, pledge or otherwise dispose of any unvested Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise, without the written consent of the Company. Any sale or transfer, or purported sale or transfer, of unvested Shares, or any right or interest in unvested Shares, in violation of this provision shall be null and void.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand Off. In order to enforce the Market Stand Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

Director Restricted Share Agreement

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4. NO RETENTION RIGHTS.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause, subject to applicable law and the provisions of the Company’s Articles of Incorporation and Bylaws.

SECTION 5. LEGENDS.

If at the time of any proposed resale of the Shares the resale of the Shares is not covered by an effective registration statement filed under the Securities Act, all certificates evidencing Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Until such time as all Shares represented by a certificate shall become fully vested, all certificates evidencing Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE COMPANY OR THE REGISTERED HOLDER). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

SECTION 6. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

Director Restricted Share Agreement

SECTION 7. ENTIRE AGREEMENT.

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 8. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, as such laws are applied to contracts entered into and performed in such State.

SECTION 9. EXECUTION.

The parties have executed this Agreement as of the date first written above.

COMPANY:

By:	Mark J. Rittenbaum
Title:	Executive Vice President & Chief Financial Officer

PARTICIPANT:

[Name]

Director Restricted Share Agreement